UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 8, 2007
MOVIE GALLERY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24548	63-1120122
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 West Main Street
Dothan, Alabama	36301
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(334) 677-2108

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On March 8, 2007, Movie Gallery, Inc. (the “Company”) entered into a new $900 million senior secured credit facility (the “March 2007 Credit Facility”). The March 2007 Credit Facility refinanced our previous senior secured credit facility (the “April 2005 Credit Facility”) entered into in April 2005 in connection with our acquisition of Hollywood Entertainment Corporation.
The March 2007 Credit Facility consists of:
— A $100 million revolving credit facility, which we refer to as the revolver;
— A $25 million first lien synthetic letter of credit facility;
— A $600 million first lien term loan; and
— A $175 million second lien term loan.
We sometimes collectively refer to the revolver, the first lien term loan and the synthetic letter of credit facility as the first lien facilities.
We did not incur any incremental indebtedness as a part of the refinancing except to pay fees and expenses associated with the refinancing. The following table summarizes (in millions) the sources and uses of funds in connection with the refinancing of the April 2005 Credit Facility with the March 2007 Credit Facility:

Sources		Uses
Revolver	$0.0	Existing Bank Debt (1)	$748.2
Cash on Hand	18.6	Fees and Expenses	23.1
First Lien Term Loan	600.0	Accrued Interest and Fees	15.6
Second Lien Term Loan	175.0

Total Sources	$793.6	Total Uses	$793.6
(1) Consists of $66.8 million of Term Loan A borrowings and $688.1 million of Term Loan B borrowings under the April 2005 Credit Facility.
Borrowings under the revolver bear interest at a rate equal LIBOR plus 2.50%, or 7.84% as of March 8, 2007. After we deliver our financial statements for the quarter ended September 30, 2007, the revolver will bear interest at a rate equal to LIBOR plus a margin determined by reference to our secured leverage ratio. Additionally, we are required to pay a commitment fee equal to a percentage of the average amounts that are undrawn under the revolver, also determined by reference to our secured leverage ratio. The LIBOR margin and commitment fees for the revolver are set forth below:

Secured Leverage Ratio	LIBOR Margin	Commitment Fee
Equal to or greater than 2.50	2.50%	0.50%
Less than 2.50	2.25%	0.375%
Borrowings under the revolver cannot cause the ratio of the value of our inventory to total revolver usage to be less than 3.00 to 1.00 (or, in the event we are not meeting the financial covenants described below, 3.50 to 1.00.)
The first lien term loan bears interest at LIBOR plus 3.50%, or 8.84% as of March 8, 2007.
The second lien term loan bears interest at a rate of LIBOR plus 6.50%, or 11.84% as of March 8, 2007. The second lien term loan includes an option, which we refer to as the PIK option, for us to defer interest on all or 50% of the second lien term loan and instead pay interest in-kind by increasing the principal amount of the second lien term loan by up to $25 million. For any period during which we elect to pay interest in-kind, the interest rate applicable to that portion of the second lien term loan subject to the PIK option will increase by 0.75%.
The maturity date of the first lien facilities is March 8, 2012. However, if we do not refinance the senior notes by October 31, 2011, then the maturity date of the first lien facilities is shortened to January 15, 2012.
The maturity date of the second lien term loan is September 8, 2012. However, if we do not refinance the senior notes by October 31, 2011, then the maturity date of the second lien term loan is shortened to January 15, 2012.
The first lien facilities require us to meet certain financial covenants, including a secured leverage test, a total leverage test and an interest coverage test. Each of these covenants is calculated based on trailing four quarter results using specific definitions that are contained in the first lien credit agreement. In general terms,
- the secured leverage test is a measurement of secured leverage, which includes indebtedness under the first lien facilities, the second lien term loan, amounts drawn under letters of credit and any other secured indebtedness, relative to operating cash flow;
- the leverage test is a measurement of total leverage, or all of our indebtedness, including under our 11% senior notes due 2012, or our senior notes, relative to operating cash flow; and
- the interest coverage ratio is a measurement of operating cash flow relative to interest expense.

The covenant levels under the March 2007 Credit Facility are as follows:

	Secured Leverage		Interest Coverage
	Ratio	Leverage Ratio	Ratio
2007	4.75	6.75	1.40
2008	4.25	6.25	1.50
2009	3.75	5.50	1.60
2010	3.00	4.75	1.75
Thereafter	2.50	4.00	2.00
The second lien credit facility contains no financial covenants.
The March 2007 Credit Facility also imposes certain other restrictions on us, including restrictions on our ability to: incur debt; grant liens; provide guarantees in respect of obligations of any other person; pay dividends; make loans and investments; acquire or sell assets; make redemptions and repurchases of capital stock; make capital expenditures; prepay, redeem or repurchase debt; engage in mergers or consolidations; engage in sale/leaseback transactions and affiliate transactions; change our business; amend certain debt and other material agreements; issue and sell capital stock of subsidiaries; and place restrictions on the ability of subsidiaries to make distributions. These covenants in the first lien credit facility are substantially identical to the covenants in the second lien credit facility.
The first lien term loan requires annual prepayments equal to 1% of the original principal balance thereof. In addition to the regularly scheduled prepayments, the first lien credit agreement, subject to certain exceptions, also requires us to make mandatory prepayments in an amount equal to:
- 75% of any excess cash flow, which generally represents the amount of cash generated by us but not used towards operations and debt service (and subject to step-downs in this percentage based upon the then current secured leverage ratio);
- 100% of the net proceeds from any asset sales, subject to certain exceptions for reinvested proceeds;
- 100% of any insurance proceeds, subject to certain exceptions for reinvested proceeds; and
- 50% of the net proceeds from any issuances of equity (subject to exceptions for (i) up to $75 million of proceeds from issuances of equity used to redeem our senior notes and (ii) proceeds of equity issuances to finance certain permitted acquisitions).
The March 2007 Credit Facility is fully and unconditionally guaranteed on a joint and several basis by all of our domestic subsidiaries. It is also secured by (i) in the case of the first lien credit facility, first priority security interests in, and liens on, substantially all of our direct and indirect domestic subsidiaries’ tangible and intangible assets (other than leasehold mortgages on stores), first priority pledges of all the equity interests owned by us in our existing and future direct and indirect wholly owned domestic subsidiaries, and 65% of the equity interests owned by us in our existing and future wholly owned non-domestic subsidiaries (ii) in the case of the second lien credit facility, second priority security interests in, and liens on, substantially all of our direct and indirect domestic subsidiaries’ tangible and intangible assets (other than leasehold mortgages on stores), second priority pledges of all the equity interests owned by us in our existing and future direct and indirect wholly owned domestic subsidiaries, and 65% of the equity interests owned by us in our existing and future wholly owned non-domestic subsidiaries.
The First Lien Credit and Guaranty Agreement, dated March 8, 2007, by and among the Company, certain Subsidiaries of the Company as Guarantors, the several banks and other financial institutions from time to time parties to the Credit Agreement as Lenders, including Goldman Sachs Credit Partners L.P. as Lead Arranger, Syndication Agent and Administrative Agent, and Wachovia Bank, National Association as Collateral Agent and Documentation Agent (the “First Lien Credit Agreement”) and the Second Lien Credit and Guaranty Agreement, dated March 8, 2007, by and among Movie Gallery, Inc., certain Subsidiaries of Movie Gallery, Inc. as Guarantors, the several banks and other financial institutions from time to time parties to the Credit Agreement as Lenders, including Goldman Sachs Credit Partners L.P. as Lead Arranger and Syndication Agent, CapitalSource Finance LLC as Administrative Agent and Collateral Agent (the “Second Lien Credit Agreement”) are included as exhibits to this Current Report on Form 8-K.
The foregoing descriptions of the March 2007 Credit Facility are qualified in their entirety by reference to the First Lien Credit Agreement and the Second Lien Credit Agreement, which are incorporated by reference herein. The First Lien Credit Agreement and the Second Lien Credit Agreement have been included in this report to provide investors and security holders with information regarding their terms and conditions. They, including the representations and warranties that the Company makes therein, are not intended to provide any other factual information about the Company.
ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.
In connection with the refinancing, on March 8, 2007 the Company terminated that certain Credit Agreement, dated April 27, 2005 (as amended on September 21, 2005 and March 15, 2006), with a syndicate of financial institutions, including Wachovia Bank, N.A. as U.S. Administrative Agent, Congress Financial Corporation (Canada) as Canadian Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated as Syndication Agent, and Bank of America, N.A., Calyon New York Branch and Canadian Imperial Bank of Commerce as Co-Documentation Agents (the “April 2005 Credit Agreement”).
A description of the April 2005 Credit Agreement is contained in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 19, 2007 and is incorporated by reference in its entirety in this Item 1.02.
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in its entirety in this Item 2.03.

ITEM 8.01. OTHER EVENTS.
On March 9, 2007, the Company issued a press release announcing its entry into the March 2007 Credit Facility. A copy of the press release announcing the entry into the credit facility is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in its entirety into this Item 8.01.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
     10.1 First Lien Credit and Guaranty Agreement, dated March 8, 2007, by and among Movie Gallery, Inc., certain Subsidiaries of Movie Gallery, Inc. as Guarantors, the several banks and other financial institutions from time to time parties to the Credit Agreement as Lenders, including Goldman Sachs Credit Partners L.P. as Lead Arranger, Syndication Agent and Administrative Agent, and Wachovia Bank, National Association as Collateral Agent and Documentation Agent.
     10.2 Second Lien Credit and Guaranty Agreement, dated March 8, 2007, by and among Movie Gallery, Inc., certain Subsidiaries of Movie Gallery, Inc. as Guarantors, the several banks and other financial institutions from time to time parties to the Credit Agreement as Lenders, including Goldman Sachs Credit Partners L.P. as Lead Arranger and Syndication Agent, CapitalSource Finance LLC as Administrative Agent and Collateral Agent.
     99.1 Press Release dated March 9, 2007.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MOVIE GALLERY, INC.
Date: March 14, 2007
/S/ Thomas D. Johnson, Jr.

Thomas D. Johnson, Jr.
Executive Vice President and Chief
Financial Officer

INDEX TO EXHIBITS
10.1 First Lien Credit and Guaranty Agreement, dated March 8, 2007, by and among Movie Gallery, Inc., certain Subsidiaries of Movie Gallery, Inc. as Guarantors, the several banks and other financial institutions from time to time parties to the Credit Agreement as Lenders, including Goldman Sachs Credit Partners L.P. as Lead Arranger, Syndication Agent and Administrative Agent, and Wachovia Bank, National Association as Collateral Agent and Documentation Agent.
10.2 Second Lien Credit and Guaranty Agreement, dated March 8, 2007, by and among Movie Gallery, Inc., certain Subsidiaries of Movie Gallery, Inc. as Guarantors, the several banks and other financial institutions from time to time parties to the Credit Agreement as Lenders, including Goldman Sachs Credit Partners L.P. as Lead Arranger and Syndication Agent, CapitalSource Finance LLC as Administrative Agent and Collateral Agent.
99.1 Press Release dated March 9, 2007.